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                                                                 EXHIBIT (e)(vi)



DEALER AND SHAREHOLDER SERVICES AGREEMENT

Ladies and Gentlemen:

As the principal underwriter of the shares ("Shares") of each investment company portfolio ("Fund") of Old Westbury Funds, Inc. (the "Company"), BISYS Fund Services Limited Partnership ("BISYS") hereby agrees that you, the undersigned broker-dealer, shall provide the distribution and shareholder services that are more fully described below.

1. We represent and warrant to you that the distribution and shareholder support services described herein have been authorized pursuant to a Distribution and Service Plan (the "Plan") adopted by the shareholders ("Shareholders") of each Fund. The Plan has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). It is intended that you shall provide such distribution and shareholder support services to your customers ("Customers") who may, from time to time, beneficially own a Fund's Shares.

2. You represent and warrant to us that (i) you are and will be at all times relevant to this Agreement a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and (ii) you are and will be at all times relevant to this Agreement a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. You agree to comply with all applicable laws, including federal and state securities laws, the Rules and Regulations of the Securities and Exchange Commission and the Conduct Rules of the NASD. We have furnished you with a list of the states or other jurisdictions in which Shares of the Funds have been registered for sale under, or are otherwise qualified for sale pursuant to, the respective securities laws of such states and jurisdictions. You agree that you will not offer a Fund's Shares to persons in any jurisdiction in which such Shares are not registered or otherwise qualified for sale. You further agree that you will maintain all records required by applicable law or otherwise reasonably requested by us relating to Fund transactions that you have executed.

3. You agree to provide various types of distribution assistance and shareholder support services with respect to a Fund's Shares. Such distribution assistance and shareholder support services may include those items that are enumerated in Schedule A attached hereto and such other similar services that we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations.

4. In all sales of Fund Shares, you shall act as agent for your customers or as principal for your own bona fide investment. In no transaction shall you act as our agent or as agent for any Fund or the Funds' transfer agent. As agent for your customers, you are hereby authorized to: (i) place orders directly with the Company for the purchase of Shares and (ii) tender Shares to the Company for redemption, in each case subject to the terms and conditions set forth in the applicable prospectus ("Prospectus") and the operating procedures and policies established by us. The minimum dollar purchase of Shares shall be the applicable minimum amount set forth in the applicable Prospectus, and no order for less than such amount shall be accepted by you. The procedures relating to the handling of orders shall be subject to instructions which we shall forward to you from time to time. All orders are subject to acceptance or rejection by the Company in its sole discretion. The Company may, in its discretion and without notice, suspend or withdraw the sale of a Fund's Shares. No person is authorized to make any representations concerning us, the Company or Shares of any Fund except such representations contained in the relevant then-current Prospectus and statement of additional information ("Statement of Additional Information") and in such supplemental information that may be supplied to you by us for a Fund. If you should make such an unauthorized representation, you agree to indemnify the Company and us from and against any and all claims, liability, expense or loss in any way arising out of or in any way connected with such representation. You are specifically authorized to distribute the Prospectus and Statement of Additional Information and sales material received from us. No person is authorized to distribute any other sales material relating to a Fund without
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         our prior written approval. You further agree to deliver, upon our request, copies of any relevant amended Prospectus and Statement of Additional Information to shareholders of the Company to whom you have sold Shares. As agent for your customers, you shall not withhold placing customers' orders for any Shares so as to profit yourself as a result of such withholding and shall not purchase any Shares from us except for the purpose of covering purchase orders already received.

         Notice will be given to you of any repurchase or redemption within ten days of the date on which the tender of Shares for redemption is delivered to us or to the Company. Neither party to this Agreement shall purchase any Shares from a record holder at a price lower than the net asset value next computed by or for the issuer thereof. Nothing in this subparagraph shall prevent you from selling Shares for the account of a record holder to us or the issuer and charging the investor a fair commission for handling the transaction. Any order placed by you for the repurchase of Shares of a Fund is subject to the timely receipt by the Company of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case you agree to be responsible for any loss resulting to the Company or to us from such cancellation.

5. We will furnish you, upon request, with offering prices for the Shares in accordance with the then-current Prospectuses for the Funds, and you agree to quote such prices subject to confirmation by us on any Shares offered to you for sale. The public offering price shall equal the net asset value per Share of a Fund. Each price is always subject to confirmation, and will be based upon the net asset value next computed after receipt by us of an order that is in good form. You acknowledge that it is your responsibility to date and time stamp all orders received by you and to transmit such orders promptly to us. You further acknowledge that any failure to promptly transmit such orders to us that causes a purchaser of Shares to be disadvantaged, based upon the pricing requirements of Rule 22c-1 under the 1940 Act, shall be your sole responsibility. We reserve the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then-current offering price determined by or for the applicable Fund.

6. With respect to orders that are placed for the purchase of Fund Shares, unless otherwise agreed, settlement shall be made with the Company within three (3) business days after our acceptance of the order. If payment is not so received or made, we reserve the right to cancel the sale, or, at our option, to sell the Shares to the Company at the then prevailing net asset value. In this event or in the event that you cancel the trade for any reason, you agree to be responsible for any loss resulting to the Company or to us from your failure to make payments as aforesaid. You shall not be entitled to any gains generated thereby.

7. You shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by you on behalf of your customers by wire or telephone for purchases, exchanges or redemptions, and shall indemnify us against any claims by your customers as a result of your failure to properly transmit their instructions. In addition, you agree to guarantee the signatures of your customers when such guarantee is required by the Prospectus of a Fund. In that connection, you agree to indemnify and hold harmless all persons, including us and the Company's transfer agent, against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

8. No advertisement or sales literature with respect to a Fund (as such terms are defined in the NASD's Conduct Rules) shall be used by you without first having obtained our approval.
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9.       You and your employees will, upon request, be available during normal business hours to consult with us concerning the performance of your responsibilities under this Agreement. You will provide to us and the Company's Board of Directors a written report of all expenditures under this Agreement, including a discussion of the purposes for which such expenditures were made. In addition, you will furnish to us or to the Company such information as we or the Company may reasonably request (including, without limitation, periodic certifications confirming the rendering of distribution assistance and support services with respect to Shares described herein), and will otherwise cooperate with us and the Company in the preparation of reports to the Company's Board of Directors concerning this Agreement and the monies paid or payable by us under this Agreement, as well as any other reports or filings that may be required by law.

10. For the services provided under this Agreement, you shall receive a fee calculated at the applicable annual rate set forth on Schedule B hereto with respect to the average daily net asset value of each Fund's Shares which are owned of record by you as nominee for customers or which are owned by customers whose records, as maintained by the Company or its agent, designate you as the customer's dealer of record, which fee will be computed daily and paid monthly. The fee will not be paid with respect to (i) Shares of a Fund sold by you and redeemed or repurchased by the Company or by us within seven business days of receipt of confirmation of such sale, or (ii) a customer if the amount of such fee on an annual basis with respect to such customer shall be less than $1.00. The fee rate stated on Schedule B hereto may be prospectively increased or decreased by us in our sole discretion, at any time upon notice to you. Such fee shall be subject to the limitations on the payment of asset-based sales charges that are set forth in Rule 2830 of the NASD Conduct Rules.

11. Neither of us shall be liable to the other except for (1) acts or failures to act which constitute a lack of good faith or negligence and
         (2) obligations expressly assumed under this Agreement. In addition, you agree to indemnify us and hold us harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with your organization which are performed in connection with the discharge of your responsibilities under this Agreement. If such claims are asserted, you shall have the right to manage your own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be borne by you.

12. This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated by either of us, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the Disinterested Directors of the Company or by a vote of a majority of the outstanding voting securities of a Fund on ten days' written notice.

13. All communications to us shall be sent to the address set forth below or at such other address as we may designate in writing. Any notice to you shall be duly given if mailed or telecopied to you at the address set forth below or at such other address as you may provide in writing.

                           ______________________________
                           ______________________________
                           ______________________________

14. You represent and warrant that all requisite corporate proceedings have been undertaken to authorize you to enter into this Agreement and to perform the services contemplated herein. You further represent and warrant that the individual that has signed this Agreement below is a duly elected officer that has been empowered to act for and on behalf of your organization with respect to the execution of this Agreement.

15. This Agreement supersedes any other agreement between us with respect to the offer and sale of Shares and relating to any other matters discussed herein. All covenants, agreements, representations and warranties made herein shall be deemed to have been material and relied on by each party. The

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         invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision thereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.


If the foregoing corresponds with your understanding of our agreement, please sign this document and the accompanying copies thereof in the appropriate space below and return the same to us, whereupon this Agreement shall be binding upon each of us, effective as of the date of execution.

BISYS FUND SERVICES LIMITED PARTNERSHIP              The foregoing Agreement is
/By:/ BISYS FUND SERVICES, INC., General Partner     hereby accepted:
3435 Stelzer Road
Columbus, OH 43219

                                                     ___________________________
                                                     Company Name



By _____________________________________________     By ________________________
   Authorized Officer                       Date                            Date

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